UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2024

ENZO BIOCHEM, INC.

(Exact name of registrant as specified in its charter)

New York	001-09974	13-2866202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

81 Executive Blvd. Suite 3

Farmingdale, New York 11735

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (631) 755-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ENZ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2024, the board of directors (the “Board”) of Enzo Biochem, Inc. (the “Company”) appointed Kara Cannon to serve as the Chief Executive Officer of the Company and Patricia Eckert, CPA, to serve as the Chief Financial Officer of the Company, in each case, until her successor is duly elected and qualified. Ms. Cannon previously served as the Company’s interim Chief Executive Officer since her appointment to such position on September 5, 2023, as disclosed in a Current Report on Form 8-K filed by the Company on September 7, 2023. Prior to that, Ms. Cannon was the Company’s Chief Operating Officer; she has been employed with the Company since 2011. Ms. Eckert previously served as the Company’s interim Chief Financial Officer since November 14, 2022, as disclosed in a Current Report on Form 8-K filed by the Company on October 20, 2022.

Each of Ms. Cannon’s and Ms. Eckert’s biographies is set forth in the Company’s definitive proxy statement for its 2023 Annual Meeting of Shareholders (which was held on January 31, 2024) (the “2023 Annual Meeting”), filed with the Securities and Exchange Commission on December 21, 2023. Neither Ms. Cannon nor Ms. Eckert has any family relationships with any of the Company’s directors or executive officers, and is not a party to, and does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2023 Annual Meeting, the holders of 44,403,262 (87.94%) shares of the Company’s common stock outstanding and entitled to vote, as of the December 8, 2023 record date for the meeting, were represented in person or by proxy; accordingly, a quorum was present.

The shareholders of the Company voted at the 2023 Annual Meeting on the following items: (1) the election of Steven J. Pully, Bradley L. Radoff, Mary Tagliaferri, M.D., and Kara Cannon to the Board to hold office for a term ending as of the Company’s 2024 Annual Meeting of Shareholders, and until each such director’s successor is elected and qualified; (2) the approval, by a nonbinding advisory vote, of the compensation of the Company’s named executive officers; and (3) the ratification of the Company’s appointment of EisnerAmper LLP to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending July 31, 2024. The voting results with respect to each of the matters described were as follows:

1.	The shareholders of the Company elected each of Steven J. Pully, Bradley L. Radoff, Mary Tagliaferri, M.D., and Kara Cannon to serve on the Board for a term ending as of the Company’s 2024 Annual Meeting of Shareholders, and until each such director’s successor is elected and qualified, as set forth below.

Name	Votes For	Votes Against	Withheld	Broker Non-Votes
Steven J. Pully	29,437,282	841,882	4,824,409	9,299,689
Bradley L. Radoff	23,341,654	6,914,452	4,847,467	9,299,689
Mary Tagliaferri, M.D.	22,450,690	7,832,236	4,820,647	9,299,689
Kara Cannon	29,645,663	5,387,299	70,611	9,299,689

2.	The shareholders of the Company did not approve, by a nonbinding advisory vote, the compensation of the Company’s named executive officers, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,934,600	17,310,884	3,858,089	9,299,689

3.	The shareholders of the Company ratified the Company’s appointment of EisnerAmper LLP to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending July 31, 2024, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,403,460	117,240	4,882,562	0

Item 7.01 Regulation FD Disclosure

On February 1, 2024, the Company issued a press release announcing the results of the 2023 Annual Meeting. The full text of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Enzo Biochem, Inc. Press Release dated February 1, 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

	By:	/s/ Patricia Eckert
	Name:	Patricia Eckert
	Title:	Chief Financial Officer
Date: February 1, 2024

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